Exhibit 99.1

News Release

For immediate release

Investor Relations Contact:
Eric Boyer
+1 303 397 2969
eric.boyer@ihsmarkit.com

IHS Markit Reports First Quarter 2020 Results

LONDON (March 24, 2020) - IHS Markit (NYSE: INFO), a world leader in critical information, analytics and solutions, today reported results for the first quarter ended February 29, 2020.

•	Revenue of $1.081 billion, including total organic revenue growth of 6 percent

•	Net income of $484 million and diluted earnings per share (EPS) of $1.20

•	Adjusted EBITDA of $432 million and Adjusted earnings per diluted share (Adjusted EPS) of $0.66

•	Cash flow from operations of $120 million and free cash flow of $117 million

Adjusted EBITDA, Adjusted EPS, and free cash flow are non-GAAP financial measures used by management to measure operating performance. These terms are defined elsewhere in this release. Please see schedules appearing later in this release for reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures.

First Quarter 2020 Financial Performance

	Three months ended February 29/28,		Change
(in millions, except percentages and per share data)	2020	2019	$	%
Revenue	$1,080.8	$1,046.4	$34.4	3%

Net income attributable to IHS Markit*	$485.0	$109.7	$375.3	342%
Adjusted EBITDA	$431.6	$408.1	$23.5	6%

GAAP EPS	$1.20	$0.27	$0.93	344%
Adjusted EPS	$0.66	$0.60	$0.06	10%

Cash flow from operations	$119.5	$188.0	$(68.5)	(36)%
Free cash flow	$117.4	$124.8	$(7.4)	(6)%

* Net income attributable to IHS Markit for the quarter ended February 29, 2020 includes an approximate $372 million gain on sale related to the A&D business line divestiture in December 2019.

“We have analyzed the changing dynamics within our markets, developed a strong plan, and are taking decisive cost action while making room for investment to deliver double-digit earnings growth this year and over the coming years, under multiple revenue scenarios,” said Lance Uggla, chairman and chief executive officer at IHS Markit.

“We are pleased with our excellent Q1 results, which demonstrate the strength of our business model. With the strong decisions we have taken, we are protecting our results during these uncertain times,” said Jonathan Gear, chief financial officer at IHS Markit.

First Quarter 2020 Revenue Performance

First quarter 2020 revenue increased 6 percent organically compared to the first quarter of 2019. The following table provides additional revenue information by transaction type.

	Three months ended February 29/28,		Percentage change
(in millions, except percentages)	2020	2019	Total	Organic
Recurring fixed	$804.1	$767.2	5%	7%
Recurring variable	146.8	136.0	8%	8%
Non-recurring	129.9	143.2	(9)%	(5)%
Total revenue	$1,080.8	$1,046.4	3%	6%

The components of revenue growth are described below by segment and in total.

	Change in revenue
	First quarter 2020 vs. First quarter 2019
(All amounts represent percentage points)	Organic	Acquisitive	Foreign Currency	Total
Financial Services	7%	—%	—%	7%
Transportation	9%	(6)%	—%	3%
Resources	1%	3%	—%	4%
Consolidated Markets & Solutions	3%	(10)%	—%	(8)%
Total	6%	(2)%	—%	3%

First Quarter 2020 Operating Performance

Segment results were as follows (additional segment information is included later in this release):

•
Financial Services. First quarter revenue for Financial Services increased $27 million, or 7 percent, to $436 million, and included 7 percent total organic growth. First quarter Adjusted EBITDA for Financial Services increased $22 million, or 12 percent, to $205 million.

•
Transportation. First quarter revenue for Transportation increased $9 million, or 3 percent, to $297 million, and included 9 percent total organic growth. First quarter Adjusted EBITDA for Transportation increased $4 million, or 3 percent, to $118 million.

•
Resources. First quarter revenue for Resources increased $9 million, or 4 percent, to $226 million, and included 1 percent total organic growth. First quarter Adjusted EBITDA for Resources decreased $3 million, or 3 percent, to $90 million.

•
Consolidated Markets & Solutions (CMS). First quarter revenue for CMS decreased $10 million, or 8 percent, to $122 million, and included 3 percent total organic growth. First quarter Adjusted EBITDA for CMS was flat at $29 million.

Outlook

IHS Markit will provide a fiscal year 2020 guidance update and supplemental information deck as part of its previously announced first quarter 2020 results conference call on March 24, 2020, at 8:00 a.m. ET. The conference call will be simultaneously webcast on the Investor Relations section of the company’s website: investor.ihsmarkit.com. A replay of the earnings webcast will be available approximately two hours after the conclusion of the live event. The webcast recording will be available for one year on the Investor Relations section of the company’s website.

###

Use of Non-GAAP Financial Measures
Non-GAAP results are presented only as a supplement to our financial statements based on U.S. generally accepted accounting principles (“GAAP”). Non-GAAP financial information is provided to enhance the reader’s understanding of our financial performance, but none of these non-GAAP financial measures are recognized terms under GAAP and should not be considered in isolation from, or as a substitute for, financial measures calculated in accordance with GAAP. Definitions and reconciliations of the non-GAAP measures, such as EBITDA, Adjusted EBITDA, Adjusted net income, Adjusted EPS, and free cash flow, to the most directly comparable GAAP measures are provided within the schedules attached to IHS Markit’s quarterly earnings releases on the Investor Relations section of the company’s website.

We use non-GAAP measures in our operational and financial decision-making. We believe that such measures allow us to focus on what we deem to be a more reliable indicator of ongoing operating performance and our ability to generate cash flow from operations. We also believe that investors may find these non-GAAP financial measures useful for the same reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP financial measures or disclosures. None of these non-GAAP financial measures are recognized terms under GAAP and do not purport to be an alternative to any other GAAP measure.

Non-GAAP measures are frequently used by securities analysts, investors, and other interested parties in their evaluation of companies comparable to IHS Markit, many of which present non-GAAP measures when reporting their results. These measures can be useful in evaluating our performance against our peer companies because we believe the measures provide users with valuable insight into key components of GAAP financial disclosures. However, non-GAAP measures have limitations as an analytical tool. Because not all companies use identical calculations, our presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. They are not presentations made in accordance with GAAP, are not measures of financial condition or liquidity, and should not be considered as an alternative to profit or loss for the period determined in accordance with GAAP or operating cash flows determined in accordance with GAAP. As a result, you should not consider such performance measures in isolation from, or as a substitute analysis for, results of operations as determined in accordance with GAAP.

Forward-Looking Statements
This communication contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements, which express management’s current views concerning future business, events, trends, contingencies, financial performance, or financial condition, appear at various places in this communication and use words like “aim,” “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “goal,” “intend,” “likely,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “see,” “seek,” “should,” “strategy,” “strive,” “target,” “will,” and “would” and similar expressions, and variations or negatives of these words. Examples of forward-looking statements include, among others, statements we make regarding: guidance and predictions relating to expected operating results, such as revenue growth and earnings; strategic actions such as acquisitions, joint ventures, and dispositions, the anticipated benefits therefrom, and our success in integrating acquired businesses; anticipated levels of capital expenditures in future periods; anticipated levels of indebtedness, capital allocation, dividends, and share repurchases in future periods; our belief that we have sufficient liquidity to fund our ongoing business operations; expectations of the effect on our financial condition of claims, litigation, environmental costs, contingent liabilities, and governmental and regulatory investigations and proceedings; and our strategy for customer retention, growth, product development, market position, financial results, and reserves. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on management’s current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict and many of which are outside of our control. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements are more fully discussed under the caption “Risk Factors” in our Annual Report on Form 10-K, along with our other filings with the U.S. Securities and Exchange Commission (“SEC”). However, those factors should not be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which are based only on information currently available to our management and speaks only as of the date of this communication. We do not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws. Please consult our public filings with the SEC or on our website at investor.ihsmarkit.com.

About IHS Markit (www.ihsmarkit.com)
IHS Markit (NYSE: INFO) is a world leader in critical information, analytics and solutions for the major industries and markets that drive economies worldwide. The company delivers next-generation information, analytics and solutions to customers in business, finance and government, improving their operational efficiency and providing deep insights that lead to well-informed, confident decisions. IHS Markit has more than 50,000 business and government customers, including 80 percent of the Fortune Global 500 and the world’s leading financial institutions. Headquartered in London, IHS Markit is committed to sustainable, profitable growth.

IHS Markit is a registered trademark of IHS Markit Ltd and/or its affiliates. All other company and product names may be trademarks of their respective owners © 2020 IHS Markit Ltd. All rights reserved.

IHS MARKIT LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

	As of February 29, 2020	As of November 30, 2019
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$143.9	$111.5
Accounts receivable, net	979.7	890.7
Deferred subscription costs	88.9	72.1
Assets held for sale	—	115.3
Other current assets	125.8	118.2
Total current assets	1,338.3	1,307.8
Non-current assets:
Property and equipment, net	681.1	658.2
Operating lease right-of-use assets, net	364.5	—
Intangible assets, net	4,063.5	4,169.0
Goodwill	9,819.0	9,836.3
Deferred income taxes	17.8	17.8
Other	95.9	98.1
Total non-current assets	15,041.8	14,779.4
Total assets	$16,380.1	$16,087.2
Liabilities and equity
Current liabilities:
Short-term debt	$251.1	$251.1
Accounts payable	32.6	59.7
Accrued compensation	84.5	215.2
Other accrued expenses	440.9	479.1
Income tax payable	24.4	58.5
Deferred revenue	1,029.7	879.7
Operating lease liabilities	59.3	—
Liabilities held for sale	—	25.9
Total current liabilities	1,922.5	1,969.2
Long-term debt, net	4,961.3	4,874.4
Deferred income taxes	682.6	667.2
Operating lease liabilities	335.9	—
Other liabilities	94.7	145.5
Commitments and contingencies
Redeemable noncontrolling interests	14.1	15.1
Shareholders' equity	8,369.0	8,415.8
Total liabilities and equity	$16,380.1	$16,087.2

IHS MARKIT LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except for per-share amounts)
(Unaudited)

	Three months ended February 29/28,
	2020	2019
Revenue	$1,080.8	$1,046.4
Operating expenses:
Cost of revenue	415.8	399.8
Selling, general and administrative	316.2	300.3
Depreciation and amortization	145.3	142.3
Restructuring charges	4.5	8.2
Acquisition-related costs	0.9	22.8
Other income, net	(372.8)	(2.0)
Total operating expenses	509.9	871.4
Operating income	570.9	175.0
Interest income	0.4	0.4
Interest expense	(61.2)	(66.9)
Net periodic pension and postretirement expense	(21.5)	(0.3)
Non-operating expense, net	(82.3)	(66.8)
Income from continuing operations before income taxes and equity in loss of equity method investees	488.6	108.2
(Provision) benefit for income taxes	(4.3)	0.9
Equity in loss of equity method investees	(0.3)	(0.1)
Net income	484.0	109.0
Net loss attributable to noncontrolling interest	1.0	0.7
Net income attributable to IHS Markit Ltd.	$485.0	$109.7

Basic earnings per share attributable to IHS Markit Ltd.	$1.23	$0.28
Weighted average shares used in computing basic earnings per share	395.7	398.0

Diluted earnings per share attributable to IHS Markit Ltd.	$1.20	$0.27
Weighted average shares used in computing diluted earnings per share	404.1	408.0

IHS MARKIT LTD.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three months ended February 29/28,
	2020	2019
Operating activities:
Net income	$484.0	$109.0
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	145.3	142.3
Stock-based compensation expense	82.6	59.7
Gain on sale of assets	(372.3)	—
Payments for acquisition-related performance compensation	(75.9)	—
Net periodic pension and postretirement expense	21.5	0.3
Undistributed earnings of affiliates, net	0.2	—
Pension and postretirement contributions	(8.2)	(0.5)
Deferred income taxes	15.1	(23.4)
Change in assets and liabilities:
Accounts receivable, net	(89.8)	(155.7)
Other current assets	(41.0)	(51.5)
Accounts payable	(21.5)	4.0
Accrued expenses	(142.0)	(78.6)
Income tax	(40.0)	3.3
Deferred revenue	151.8	162.9
Other liabilities	9.7	16.2
Net cash provided by operating activities	119.5	188.0
Investing activities:
Capital expenditures on property and equipment	(78.0)	(63.2)
Payments to acquire cost- and equity-method investments	(3.6)	(5.1)
Proceeds from sale of assets	466.2	—
Change in other assets	(0.1)	(1.9)
Settlements of forward contracts	2.5	1.4
Net cash provided by (used in) investing activities	387.0	(68.8)
Financing activities:
Proceeds from borrowings	293.8	307.0
Repayment of borrowings	(209.1)	(392.9)
Proceeds from noncontrolling interests	—	12.5
Contingent consideration payments	—	(2.2)
Dividends paid	(67.7)	—
Repurchases of common shares	(500.0)	—
Proceeds from the exercise of employee stock options	130.9	25.7
Payments related to tax withholding for stock-based compensation	(110.0)	(62.0)
Net cash used in financing activities	(462.1)	(111.9)
Foreign exchange impact on cash balance	(12.0)	5.9
Net increase in cash and cash equivalents	32.4	13.2
Cash and cash equivalents at the beginning of the period	111.5	120.0
Cash and cash equivalents at the end of the period	$143.9	$133.2

IHS MARKIT LTD.
SUPPLEMENTAL REVENUE DISCLOSURE
(In millions)
(Unaudited)

	Three months ended February 29/28,		Percent change
	2020	2019	Total	Organic
Recurring revenue:
Financial Services	$267.3	$242.9	10%	10%
Transportation	227.7	215.4	6%	12%
Resources	200.5	191.5	5%	1%
CMS	108.6	117.4	(7)%	1%
Total recurring fixed revenue	$804.1	$767.2	5%	7%
Financial Services - variable	146.8	136.0	8%	8%
Total recurring revenue	$950.9	$903.2	5%	7%

Non-recurring revenue:
Financial Services	$21.9	$30.3	(28)%	(27)%
Transportation	69.5	72.7	(4)%	(1)%
Resources	25.1	25.3	(1)%	2%
CMS	13.4	14.9	(10)%	15%
Total non-recurring revenue	$129.9	$143.2	(9)%	(5)%

Total revenue:
Financial Services	$436.0	$409.2	7%	7%
Transportation	297.2	288.1	3%	9%
Resources	225.6	216.8	4%	1%
CMS	122.0	132.3	(8)%	3%
Total revenue	$1,080.8	$1,046.4	3%	6%

IHS MARKIT LTD.
RECONCILIATION OF CONSOLIDATED NON-GAAP FINANCIAL MEASURES TO
MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES
(In millions, except for per-share amounts)
(Unaudited)

	Three months ended February 29/28,
	2020	2019
Net income attributable to IHS Markit Ltd.	$485.0	$109.7
Interest income	(0.4)	(0.4)
Interest expense	61.2	66.9
Provision (benefit) for income taxes	4.3	(0.9)
Depreciation	51.1	46.6
Amortization related to acquired intangible assets	94.2	95.7
EBITDA (1)(6)	$695.4	$317.6
Stock-based compensation expense	82.6	59.7
Restructuring charges	4.5	8.2
Acquisition-related costs	0.7	7.5
Acquisition-related performance compensation	0.2	15.3
Loss on debt extinguishment	—	0.2
Gain on sale of assets	(372.3)	—
Pension mark-to-market and settlement expense	21.2	—
Share of joint venture results not attributable to Adjusted EBITDA	0.3	0.1
Adjusted EBITDA attributable to noncontrolling interest	(1.0)	(0.5)
Adjusted EBITDA (2)(6)	$431.6	$408.1

	Three months ended February 29/28,
	2020	2019
Net income attributable to IHS Markit Ltd.	$485.0	$109.7
Stock-based compensation expense	82.6	59.7
Amortization related to acquired intangible assets	94.2	95.7
Restructuring charges	4.5	8.2
Acquisition-related costs	0.7	7.5
Acquisition-related performance compensation	0.2	15.3
Loss on debt extinguishment	—	0.2
Gain on sale of assets	(372.3)	—
Pension mark-to-market and settlement expense	21.2	—
Income tax effect of above adjustments	(49.4)	(52.8)
Adjusted earnings attributable to noncontrolling interest	(0.7)	(0.4)
Adjusted net income (3)	$266.0	$243.1
Adjusted EPS (4)(6)	$0.66	$0.60
Weighted average shares used in computing Adjusted EPS	404.1	408.0

	Three months ended February 29/28,
	2020	2019
Net cash provided by operating activities	$119.5	$188.0
Payments for acquisition-related performance compensation	75.9	—
Capital expenditures on property and equipment	(78.0)	(63.2)
Free cash flow (5)(6)	$117.4	$124.8

IHS MARKIT LTD.
SUPPLEMENTAL SEGMENT OPERATING PROFIT MEASURE DISCLOSURE
(In millions)
(Unaudited)

	Three months ended February 29/28,
	2020	2019
Adjusted EBITDA by segment:
Financial Services	$205.4	$183.2
Transportation	118.0	114.3
Resources	90.2	93.2
CMS	29.4	29.4
Shared services	(11.4)	(12.0)
Total Adjusted EBITDA	$431.6	$408.1

Adjusted EBITDA margin by segment:
Financial Services	47.1%	44.8%
Transportation	39.7%	39.7%
Resources	40.0%	43.0%
CMS	24.1%	22.2%
Total Adjusted EBITDA margin	39.9%	39.0%

(1)	EBITDA is defined as net income plus or minus net interest, plus provision for income taxes, depreciation, and amortization.

(2)
Adjusted EBITDA further excludes primarily non-cash items and other items that we do not consider to be useful in assessing our operating performance (e.g., stock-based compensation expense, restructuring charges, acquisition-related costs and performance compensation, exceptional litigation, net other gains and losses, pension mark-to-market, settlement, and other expense, the impact of joint ventures and noncontrolling interests, and discontinued operations). All of the items included in the reconciliation from net income to Adjusted EBITDA are either non-cash items or items that we do not consider to be useful in assessing our operating performance. In the case of the non-cash items, we believe that investors can better assess our operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect our ability to generate free cash flow or invest in our business. For example, by excluding depreciation and amortization from EBITDA, users can compare operating performance without regard to different accounting determinations such as useful life. In the case of the other items, we believe that investors can better assess operating performance if the measures are presented without these items because their financial impact does not reflect ongoing operating performance.

(3)
Adjusted net income is defined as net income plus primarily non-cash items and other items that management does not consider to be useful in assessing our operating performance (e.g., stock-based compensation expense, amortization related to acquired intangible assets, restructuring charges, acquisition-related costs and performance compensation, acquisition financing fees, net other gains and losses, pension mark-to-market, settlement, and other expense, the impact of noncontrolling interests, and discontinued operations, all net of the related tax effects).

(4)	Adjusted EPS is defined as Adjusted net income (as defined above) divided by diluted weighted average shares.

(5)	Free cash flow is defined as net cash provided by operating activities plus payments for acquisition-related performance compensation minus capital expenditures.

(6)
EBITDA, Adjusted EBITDA, Adjusted EPS, and free cash flow are used by securities analysts, investors, and other interested parties to assess our operating performance. For example, a measure similar to Adjusted EBITDA is required by the lenders under our revolving credit agreement.